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                                                                       EXHIBIT 2



List of schedules omitted from agreements filed as Exhibits 2(a), (b), and (c) to the Company's Form 10-Q for the quarter ended September 2, 2001


US Asset Purchase Agreement

-   Schedule 1.1 Description of Business
-   Schedule 1.2(a) All Assigned Contracts
-   Schedule 1.2(c) All Intangible Property Relating to the Business
-   Schedule 1.2(d) All Personal Property
-   Schedule 1.2(f) All Permits
-   Schedule 1.3(g) Excluded Assets
-   Schedule 1.2(l) All Claims
-   Schedule 1.4(c) Warranty Agreements
-   Schedule 1.4(e) Liabilities Under Assumed Contracts
-   Schedule 1.4(g) Assumed Liabilities
-   Schedule 2.1(a) Allocation of the Fixed Amount
-   Schedule 2.3(a) Inventory Valuation Principles
-   Schedule 2.4 Proration
-   Schedule 3.
-   Schedule 3.2 Effect of Agreement
-   Schedule 3.4(e) Waiver of Rights
-   Schedule 3.4(h) Absence of Certain Changes or Events
-   Schedule 3.7 Title to Properties; Absence of Liens and Encumbrances
-   Schedule 3.8 Conditions and Sufficiency of Assets
-   Schedule 3.9 Litigation
-   Schedule 3.13(a) Employee Benefit Plans
-   Schedule 3.14 (a)(i) List of Registered Trademarks
-   Schedule 3.14 (a)(ii) List of Patents
-   Schedule 3.14 (a)(iii) List of Registered Copyrights
-   Schedule 3.14(a)(iv) Rights in Web Sites
-   Schedule 3.14(b) Contracts and Agreements Relating to Intellectual Property
-   Schedule 3.14(c) Intellectual Property Not Owned
-   Schedule 3.14(d) List of All Patents
-   Schedule 3.14(e) Registered Marks
-   Schedule 3.14(f) Copyrights
-   Schedule 3.14(h) Net Names
-   Schedule 3.15 Computer Systems
-   Schedule 3.17 License, Etc.
-   Schedule 3.19(a)
-   Schedule 3.19(b) Labor Organizations
-   Schedule 3.19(e)

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-   Schedule 3.19(f) Officers and Employees
-   Schedule 3.21 Commission
-   Schedule 3.22 Customers and Vendors
-   Schedule 3.26 Environmental Matters
-   Schedule 3.27 Assigned Contracts Requiring Consent
-   Schedule 3.29 Product Warranty
-   Schedule 3.30 Product Liability
-   Schedule 3.31 Material Contracts
-   Schedule 7.10(a) Third Party Consents
-   Schedule 9.7 Terminated Employees
-   Schedule 9.10(a) Seal Mark
-   Schedule 9.10(b) Seal Mark Products


UK Asset Purchase Agreement

-   Schedule 1.1 Description of Business
-   Schedule 1.2(a) All Assigned Contracts
-   Schedule 1.2(c) All Intangible Property Relating to the Business
-   Schedule 1.2(d) All Personal Property
-   Schedule 1.2(f) All Permits
-   Schedule 1.2(k) All Claims
-   Schedule 1.3(f) Excluded Assets
-   Schedule 1.4(e) Assumed Liabilities
-   Schedule 2.1(a) Allocation of the Fixed Amount
-   Schedule 2.3(a) Inventory Valuation Principles
-   Schedule 2.4 Closing Settlement
-   Schedule 3.2 Effect of Agreement
-   Schedule 3.4(h) Absence of Certain Changes or Events
-   Schedule 3.4(k) General Wage and Salary Increases
-   Schedule 3.7 Conditions and Sufficiency of Assets
-   Schedule 3.11 Employment and Pensions
-   Schedule 3.12 (a)(i) List of Registered Trademarks
-   Schedule 3.12 (a)(ii) List of Patents
-   Schedule 3.12(b)List of Royalties Paid or Received
-   Schedule 3.12(c) Intellectual Property Not Owned
-   Schedule 3.12(d) Patents
-   Schedule 3.12(e) Registered Marks
-   Schedule 3.12(f) Copyrights
-   Schedule 3.13 Computer Systems
-   Schedule 3.15 Licenses, Authorizations and Permits
-   Schedule 3.19 Customers and Suppliers
-   Schedule 3.23 Environmental Matters
-   Schedule 3.24 Assigned Contracts
-   Schedule 3.26 Product Warranty
-   Schedule 3.27 Product Liability
-   Schedule 3.28 Contracts; No Defaults


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Netherlands Asset Purchase Agreement

-  Schedule 1.2(a) All Assigned Contracts
-  Schedule 1.2(c) All Intangible Property Relating to the Business
-  Schedule 1.2(d) All Personal Property
-  Schedule 1.2(f) All Permits
-  Schedule 1.3(g) Excluded Assets
-  Schedule 1.2(l) All Claims
-  Schedule 1.3(f) Excluded Contracts
-  Schedule 1.4(g) Assumed Liabilities
-  Schedule 1.5(k) Excluded Employee Benefits Liabilities
-  Schedule 2.1(a)(i) Accounts Receivable
-  Schedule 2.1(a)(ii) Inventory
-  Schedule 2.3(a) Inventory Valuation Principles
-  Schedule 3.2 Effect of Agreement
-  Schedule 3.6 Title to Properties; Absence of Liens and Encumbrances
-  Schedule 3.12(a) Employee Benefit Plans
-  Schedule 3.12(a) Employee Benefit Plan Contributions
-  Schedule 3.13 (a)(i) List of Registered Trademarks
-  Schedule 3.13 (a)(ii) List of Patents
-  Schedule 3.13 (a)(iii) List of Registered Copyrights
-  Schedule 3.13(a)(vi) Rights in Web Sites
-  Schedule 3.13(b) Contracts and Agreements Relating to Intellectual Property
-  Schedule 3.13(c)(i) Intellectual Property Not Owned
-  Schedule 3.13(c)(i) Agreements With Employees Regarding Intellectual Property
-  Schedule 3.13(d) Patents
-  Schedule 3.13(e) Registered Marks
-  Schedule 3.13(f) Copyrights
-  Schedule 3.13(h) Net Names
-  Schedule 3.14 Computer Systems
-  Schedule 3.16 Licenses, Authorizations and Permits
-  Schedule 3.18 Employment of Officers, Employees and Consultants
-  Schedule 3.21 Customers and Vendors
-  Schedule 3.25 Environmental Matters
-  Schedule 3.25(g) All Environmental Reports
-  Schedule 3.28(i) List of all Product Warranty Information
-  Schedule 3.28(ii) Warranty Claims
-  Schedule 3.28(iii) Product Warranty and Return Experience
-  Schedule 3.29 Product Liability
-  Schedule 3.30 Contracts; No Defaults
-  Schedule 3.31 Labor Law and Positive Advice Works Council
-  Schedule 5.9 Employment